UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a‑12

AVINGER, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

400 CHESAPEAKE DRIVE

REDWOOD CITY, CALIFORNIA 94063

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 1:00 p.m. Pacific Time on January 24, 2025

Dear Stockholders of Avinger, Inc.:

We cordially invite you to attend a special meeting of stockholders (the “Special Meeting”) of Avinger, Inc., a Delaware corporation, which will be held on January 24, 2025 at 1:00 p.m. Pacific Time, in person at our offices at 400 Chesapeake Drive, Redwood City, California 94063, for the following purposes, as more fully described in the accompanying proxy statement:

1.

To approve an assignment for the benefit of creditors (the “Assignment”) followed by a voluntary dissolution and liquidation (the “Dissolution”) pursuant to a plan of dissolution if our board of directors (the “Board”) deems such action to be in our best interests and those of our stockholders, which approval shall include authorization for our board of directors to abandon such assignment and dissolution (the “Assignment and Dissolution Proposal”);

2.	To approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes in favor of the Assignment and Dissolution proposal (the “Adjournment Proposal”); and.

3.	To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Our Board of Directors unanimously recommends that our stockholders vote FOR each proposal. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.

Only stockholders of record on December 11, 2024 are entitled to notice of and to vote at the Special Meeting. All stockholders are cordially invited to attend the Special Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be Held on January 24, 2025: Our Notice and proxy materials can be accessed directly at the following Internet address: www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Avinger.

By order of the Board of Directors,

/s/ Jeffrey M. Soinski

Jeffrey M. Soinski

Chief Executive Officer

Redwood City, California

December   , 2024

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	7
RISK FACTORS	8
PROPOSAL 1: APPROVAL OF THE ASSIGNMENT AND DISSOLUTION	11
PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO CONTINUE TO SOLICIT VOTES IN FAVOR OF THE ASSIGNMENT AND DISSOLUTION PROPOSAL	22
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
OTHER MATTERS	26
APPENDIX A: PLAN OF DISSOLUTION OF AVINGER, INC.	A-1

3

AVINGER, INC.

PROXY STATEMENT

FOR SPECIAL MEETING OF STOCKHOLDERS

To Be Held at 1:00p.m. Pacific Time on January 24, 2025

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE SPECIAL MEETING

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board for use at the Special Meeting of Avinger, Inc. (the “Company,” “we,” or “our”), a Delaware corporation, and any postponements, adjournments or continuations thereof. The Special Meeting will be held on January 24, 2025 at 1:00 p.m. Pacific Time, at our offices at 400 Chesapeake Drive, Redwood City, California 94063. This proxy statement and a form of proxy card or voting instruction card (together, the “proxy materials”) are being mailed on or about December 30, 2024 to all stockholders entitled to vote at the Special Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

What matters am I voting on?

You will be voting on:

1.

a proposal to effect an assignment for the benefit of creditors followed by a voluntary dissolution and liquidation pursuant to a plan of dissolution if our Board deems such action to be in our best interests and those of our stockholders, which approval shall include authorization for our Board to abandon such assignment and dissolution; and

2.	a proposal to approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes in favor of the Assignment and Dissolution Proposal.

How does the Board recommend I vote on these proposals?

Our Board recommends a vote:

1.	“FOR” the Assignment and Dissolution Proposal.

2.	“FOR” the Adjournment Proposal.

Who is entitled to vote?

Holders of our common stock, Series E Convertible Preferred Stock, par value $0.001 per share, or Series E Preferred Stock, Series F Convertible Preferred Stock, par value $0.001 per share, or Series F Preferred Stock, and Series H Convertible Preferred Stock, par value $0.001 per share, or Series H Preferred Stock as of the close of business on December 11, 2024, the record date for the Special Meeting, may vote at the Special Meeting. Holders of our Series A-1 Convertible Preferred Stock, par value $0.001 per share, or Series A-1 Preferred Stock, and Series B Convertible Preferred Stock, par value $0.001 per share, or Series B Preferred Stock, are not entitled to notice of or a vote upon any matters to be presented at the Special Meeting. As of the record date, there were 3,309,430 shares of our common stock outstanding (including 112,459 unvested restricted stock awards), 1,920 shares of Series E Preferred Stock outstanding, 7,224 shares of Series F Preferred Stock outstanding and 11,000 shares of Series H Preferred Stock outstanding. In deciding all matters at the Special Meeting, each stockholder will be entitled to one vote for each share of our common stock held by them on the record date. Holders of our Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock are entitled to vote their shares on an as-converted basis, provided that the shares of holders of the Series E Preferred Stock and Series H Preferred Stock may not vote their shares of preferred stock on an as-converted basis in excess of 19.99% of voting power, and the holders of the Series F Preferred Stock may not vote their shares of preferred stock on an as-converted basis in excess of 49.99% of voting power at the Special Meeting (each a “Voting Cap” and together, the “Voting Caps”).

As of the record date, the total voting power at the Special Meeting is 6,601,555 votes. Each outstanding share of Series E Preferred Stock entitled to vote was convertible into 93 shares of our common stock, meaning that holders of our Series E Preferred Stock will be entitled to cast 93 votes per share of Series E Preferred Stock and 178,560 votes in the aggregate, each outstanding share of Series F Preferred Stock entitled to vote was convertible into 273 shares of our common stock, meaning that holders of our Series F Preferred Stock will be entitled to cast 273 votes per share of Series F Preferred Stock and 1,972,152 votes in the aggregate, and each outstanding share of Series H Preferred Stock entitled to vote was convertible into 259 shares of our common stock, meaning that holders of our Series H Preferred Stock will be entitled to cast 259 votes per share of Series H Preferred Stock or 1,141,413 votes in the aggregate as a result of its Voting Cap.

Registered Stockholders. If shares of our common stock, Series E Preferred Stock, Series F Preferred Stock or Series H Preferred Stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares and this proxy statement was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or vote in person at the Special Meeting. Throughout this proxy statement, we refer to these registered stockholders as stockholders of record.

Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and this proxy statement was forwarded to you by your broker, bank or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Special Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Special Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank or other nominee as street name stockholders.

How many votes are needed for approval of each proposal?

●	The Assignment and Dissolution Proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock (each respectively voting on an as-converted to common stock basis, subject to their Voting Caps) present in person or by proxy at the Special Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will count as votes against this proposal.

●

The Adjournment Proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock (each respectively voting on an as-converted to common stock basis, subject to their Voting Caps) entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.

What is the quorum?

A quorum is the minimum number of shares required to be present at the Special Meeting for the Special Meeting to be properly held under our amended and restated bylaws (“Bylaws”), Delaware law and Nasdaq Listing Rule 5620(c). The presence, in person or by proxy, of one-third of all issued and outstanding shares of our common stock and one-third of the outstanding voting power entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. Abstentions, withhold votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are four ways to vote:

●	by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on January 23, 2025 (have your proxy card in hand when you visit the website);

●	by toll-free telephone at 1-800-690-6903 (have your proxy card in hand when you call);

●	by completing and mailing your proxy card (if you received printed proxy materials); or

●	by written ballot at the Special Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Special Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Special Meeting by:

●	entering a new vote by Internet or by telephone;

●	completing and mailing a later-dated proxy card;

●	notifying the Secretary of Avinger, Inc., in writing, at 400 Chesapeake Drive, Redwood City, California 94063; or

●	completing a written ballot at the Special Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Special Meeting in person?

Space for the Special Meeting is limited. Therefore, admission will be on a first-come, first-served basis. Registration will open at 12:40 p.m. Pacific Time and the Special Meeting will begin at 1:00 p.m. Pacific Time. Each stockholder should be prepared to present:

●	valid government photo identification, such as a driver’s license or passport; and

●

if you are a street name stockholder, proof of beneficial ownership as of December 11, 2024, the record date of the Special Meeting, such as your most recent account statement reflecting your stock ownership prior to December 11, 2024, along with a copy of the voting instruction card provided by your broker, bank or other nominee or similar evidence of ownership.

Use of cameras, recording devices, computers and other electronic devices, such as smart phones and tablets, will not be permitted at the Special Meeting. Please allow ample time for check-in. Parking is limited.

For directions on how to attend the Special Meeting, please contact Nabeel Subainati, our Vice President, Finance, at (650) 241-7024 or nsubainati@avinger.com.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. Jeffrey M. Soinski and Nabeel Subainati have been designated as proxy holders by our Board. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board as described above. If any matters not described in this proxy statement are properly presented at the Special Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Special Meeting is adjourned, the proxy holders can vote the shares on the new Special Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Special Meeting?

Our Board is soliciting proxies for use at the Special Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies. To aid in the solicitation of proxies, we have retained the firm of D.F. King & Co., which will receive, in addition to the reimbursement of out-of-pocket expenses, a fee of approximately $15,000.

How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares only on “routine” matters. We believe that the Assignment and Dissolution Proposal and the Adjournment Proposal are “non-routine” matters. If the Assignment and Dissolution Proposal and the Adjournment Proposal are treated as “non-routine” matters, your broker will not have discretion to vote your shares on such matters, in the absence of timely direction from you.

Where can I find the voting results of the Special Meeting?

We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of this proxy statement and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of this proxy statement and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of this proxy statement and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Avinger, Inc.

Attention: Investor Relations

400 Chesapeake Drive

Redwood City, California 94063

Tel: (650) 241-7916

Email: ir@avinger.com

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2025 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices, at the address below, not later than July 8, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Avinger, Inc.

Attention: Secretary

400 Chesapeake Drive

Redwood City, California 94063

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our amended and restated bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before such meeting by or at the direction of our board of directors, or (iii) properly brought before such meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws. To be timely for our 2025 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

●	not earlier than August 21, 2025; and

●	not later than the close of business on September 20, 2025.

In the event that we hold our 2025 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before our 2025 annual meeting of stockholders and no later than the close of business on the later of the following two dates:

●	the 90th day prior to our 2025 annual meeting of stockholders; or

●	the 10th day following the day on which public announcement of the date of our 2025 annual meeting of stockholders is first made.

If a stockholder who has notified us of their intention to present a proposal at an annual meeting does not appear to present their proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Who can help answer my questions?

If you have any questions concerning the Special Meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares, please contact:

Avinger, Inc.

Attention: Investor Relations

400 Chesapeake Drive

Redwood City, California 94063

Tel: (650) 241-7916

Email: ir@avinger.com

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents incorporated by reference into this proxy statement, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: our ability to effect the Assignment and Dissolution, projected cash runways, and stockholder approval of the Assignment and Dissolution Proposal. The use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, our clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Forward-looking statements in this proxy statement include, but are not limited to:

• plans and expectations for the Assignment and Dissolution;

• beliefs about our available options and financial condition;

• all statements regarding the tax and accounting consequences of the transactions contemplated by the Assignment and Dissolution; and

• all statements regarding the amount and timing of distributions made to stockholders, if any, in connection with the Assignment and Dissolution.

We may not actually achieve the forecasts disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to those set forth under the caption “Risk Factors” in Avinger’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”), as well as discussions of potential risks, uncertainties, and other important factors in our subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither we, nor our affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof.

WEBSITES

Website addresses referenced in this proxy statement are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

RISK FACTORS

The following risk factors, together with the other information in this proxy statement and in the “Risk Factors” sections included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, should be carefully considered before deciding whether to vote to approve the Assignment and Dissolution Proposal as described in this proxy statement. In addition, stockholders should keep in mind that the risks described below are not the only risks that are relevant to your voting decision. The risks described below are the risks that we currently believe are the material risks of which our stockholders should be aware. Nonetheless, additional risks that are not presently known to us, or that we currently believe are not material, may also prove to be important. Notably, we caution that trading in our securities is highly speculative and poses substantial risks.

RISKS RELATED TO THE DISSOLUTION

We cannot assure you as to the amount of distributions, if any, to be made to our stockholders.

Our current intention is that, if the Assignment and Dissolution Proposal is approved by our stockholders, the Assignment would be effected shortly after the date of the Special Meeting, and the certificate of dissolution would be filed in the first quarter of 2025. No further stockholder approval would be required to effect the Assignment and Dissolution.

However, we cannot predict with certainty the timing or amount of distributions, if any, to our stockholders. As described in the section entitled “Proposal 1: Approval of the Assignment and Dissolution” beginning on page 11 of this proxy statement, the Assignment will entail the assignment by us of all of our right, title, interest in, and custody and control of our property to a third-party assignee (the “Assignee”) who will liquidate the property and distribute the proceeds to our creditors to satisfy our obligations. If any proceeds remain after all of our obligations and costs associated with the liquidation process have been satisfied, such remaining proceeds will be distributed to our stockholders. We cannot predict the timing or amount of any such distributions to stockholders, as uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be set aside for claims, obligations and provisions during the Assignment and Dissolution processes, and the related timing to complete such transactions, make it impossible to predict with certainty the actual net cash amount that will ultimately be available for distribution to stockholders or the timing of such distributions, if any. Examples of uncertainties that could reduce the value of distributions to our stockholders include: unanticipated costs of the Assignee relating to the Assignment process, amounts necessary to satisfy claims of any creditors or other third parties, and delays in the liquidation of our assets by the Assignee and the ultimate success of the Assignment process and liquidation of the assets.

The Assignee will determine the timing of the distribution of the remaining amounts, if any, to our stockholders. We can provide no assurance as to if or when any such distribution will be made, and we cannot provide any assurance as to the amount to be paid to stockholders in any such distribution, if one is made. Stockholders may receive substantially less than the amount that we currently estimate that they may receive, or they may receive no distribution at all.

Certain series of our preferred stock have liquidation preferences that require the payments before distributions can be made to holders of our common stock.

Upon any dissolution, liquidation or winding up, holders of Series A-1 Preferred Stock will be entitled to an amount equal to $0.001 per share plus accrued and unpaid dividends, holders of Series B Preferred Stock will be entitled to an amount equal to $0.001 per share plus accrued and unpaid dividends, holders of Series E Preferred Stock will be entitled to an amount equal to $1,000 per share plus accrued and unpaid dividends, holders of Series F Preferred Stock will be entitled to an amount equal to $750 per share plus 75% of accrued and unpaid dividends, and holders of Series H Preferred Stock will be entitled to an amount equal to $1,000 per share plus accrued and unpaid dividends.

These liquidation preferences require the payment of approximately $18.3 million before distributions can be made to holders of our common stock based upon 10,000 shares of Series A-1 Preferred Stock, 85 shares of Series B Preferred Stock, 1,920 shares of Series E Preferred Stock, 7,224 shares of Series F Preferred Stock and 11,000 shares of Series H Preferred Stock outstanding as of December 11, 2024.

Holders of certain series of our warrants and preferred investment options have the right to require us to repurchase any unexercised portion of such warrants or preferred investment options from the holder at their Black Scholes Value.

Upon any Fundamental Transaction (as defined in their respective documents), which includes the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets in one or a series of related transactions, holders of our Series 1 common stock purchase warrants (the “Series 1 Warrants”), Series 2 common stock purchase warrants (the “Series 2 Warrants”), common stock purchase warrants issued in our January 2022 financing (the “January 2022 Warrants”), placement agent common stock purchase warrants issued in our January 2022 financing (the “January 2022 Placement Agent Warrants”), Series A preferred investment options (the “Series A Preferred Investment Options”) and placement agent preferred investment options (the “Placement Agent Preferred Investment Options”) have the right to require us, or the successor company in such transaction, to repurchase any unexercised portion of such warrants or preferred investment options from the holder at their Black Scholes Value (as defined in their respective documents).

Certain series of our preferred stock are convertible into shares of our common stock, and could share in the amounts distributable to common stockholders.

Based upon assets available to be distributed and seniority of the various series of preferred stock in our capital structure, holders of certain series of preferred stock may instead opt to convert their shares of preferred stock into shares of our common stock. Each share of Series A-1 Preferred Stock is convertible into 273 shares of our common stock, each share of Series B Preferred Stock is convertible into 603 shares of our common stock, each share of Series E Preferred Stock is convertible into 93 shares of our common stock, each share of Series F Preferred Stock is convertible into 273 shares of our common stock and each share of Series H Preferred Stock is convertible into 259 shares of our common stock,

While there were 3,309,430 shares of common stock outstanding as of December 11, 2024, the convertibility of the preferred stock could result in the issue of up to 7,780,139 shares of our common stock, based upon 10,000 shares of Series A-1 Preferred Stock, 85 shares of Series B Preferred Stock, 1,920 shares of Series E Preferred Stock, 7,224 shares of Series F Preferred Stock and 11,000 shares of Series H Preferred Stock outstanding as of December 11, 2024.

Our stockholders of record will not be able to buy or sell shares of our common stock after we close our stock transfer books on the Final Record Date.

If our Board determines to proceed with the Assignment and Dissolution, we intend to close our stock transfer books and discontinue recording transfers of our common stock at the close of business on the day the certificate of dissolution filed with the Delaware Secretary of State becomes effective (the “Final Record Date”). After we close our stock transfer books, we will not record any further transfers of our common stock on our books except by will, intestate succession or operation of law. Therefore, shares of our common stock will not be freely transferable after the Final Record Date. As a result of the closing of the stock transfer books, any liquidating distributions by the Assignee to stockholders will likely be made pro rata to the same stockholders of record as the stockholders of record as of the Final Record Date.

U.S. Holders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from the Assignee.

As a result of the Assignment and Dissolution, for U.S. federal income tax purposes, a stockholder that is a U.S. Holder (as defined below) generally will recognize gain or loss on a share-by-share basis equal to the difference between (1) the sum of the amount of cash and the fair market value of property, if any, distributed to the U.S. Holder with respect to each share, less any known liabilities assumed by the U.S. Holder or to which the distributed property (if any) is subject, and (2) the U.S. Holder’s adjusted tax basis in each share of our common stock. A distribution by the Assignee may occur at various times and in more than one tax year. Any loss generally will be recognized by a U.S. Holder only in the tax year in which the U.S. Holder receives a final distribution, and then only if the aggregate value of all distributions with respect to a share of our common stock is less than the U.S. Holder’s tax basis for that share of common stock. Stockholders are urged to consult with their own tax advisors as to the specific tax consequences to them of the Assignment and Dissolution.

The tax treatment of any distribution may vary from stockholder to stockholder, and the discussions in this proxy statement regarding tax consequences are general in nature.

We have not requested a ruling from the IRS with respect to the anticipated tax consequences of the Assignment and Dissolution, and we will not seek an opinion of counsel with respect to the anticipated tax consequences of any assignments or distributions. If any of the anticipated tax consequences described in this proxy statement prove to be incorrect, the result could be increased taxation at the corporate or stockholder level, thus reducing the benefit to our stockholders from the Assignment and Dissolution. Tax considerations applicable to particular stockholders may vary with and be contingent on the stockholder’s individual circumstances. Stockholders are urged to consult with their own tax advisors for tax advice instead of relying on the discussions of tax consequences in this proxy statement.

PROPOSAL 1: APPROVAL OF THE ASSIGNMENT AND DISSOLUTION

SUMMARY

Our Board has determined that it is in our best interests and those of our stockholders to submit for stockholder approval this proposal of an assignment for the benefit of creditors followed by a voluntary dissolution and liquidation pursuant to a plan of dissolution, in the form attached to this proxy statement as Appendix A (the “Plan of Dissolution”), if our Board deems such action to be advisable and is requesting that you vote in favor of the Assignment and Dissolution. The Assignment and Dissolution were approved by our Board, subject to stockholder approval, on November 25, 2024. The following are some of the questions you may have and answers to those questions.

What transaction is being proposed?

Our Board proposes that you approve the Assignment and Dissolution. At the Special Meeting, you will be asked to consider and vote upon this proposal. We encourage you to read the Plan of Dissolution in its entirety.

If the Assignment and Dissolution, including the Plan of Dissolution, are approved by our stockholders, and our Board determines that the Assignment and Dissolution are still in our best interests and those of our stockholders, we will effect the Assignment and then file a certificate of dissolution with the Delaware Secretary of State dissolving ourselves.

The Assignment is a state-governed insolvency procedure in which we would transfer all of our right, title, interest in, and custody and control of, our property to the Assignee. The Assignee will then liquidate the property and distribute the proceeds to our creditors to satisfy our obligations. From the effective date of the Assignment, the Assignee, as a fiduciary, will have sole control over our assets and we will no longer control our operations, the liquidation or distribution of assets or the resolution of claims. Because we do not know the final amount which the Assignee will recover from a liquidation of our assets or how the Assignee will resolve our outstanding obligations, we do not know whether any amounts will be available for distribution to you; however, based upon our current outstanding liabilities it is unlikely you will receive any distribution.

Pursuant to Delaware Law, we will continue to exist for three years after our dissolution or for such longer period as the Delaware Court of Chancery shall direct, or as may be required to resolve any pending litigation matters, for the purpose of prosecuting and defending suits against us and enabling us gradually to close our business, to dispose of our property, to discharge our liabilities and to distribute any remaining assets to our stockholders. The proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the day the certificate of dissolution filed with the Delaware Secretary of State becomes effective. We intend to discontinue recording transfers of shares of our common stock on the Final Record Date, and thereafter certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, any distributions made by us will be made solely to the stockholders of record as of the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law. Approval by stockholders of this proposal shall include authorization for our Board to abandon such assignment and dissolution.

Because we do not know the final amount that will be recovered from a sale of our assets and our liquidation and wind up or how outstanding obligations will be resolved, we do not know whether any amounts will be available for distribution to you in connection with the Assignment and Dissolution, however, based upon our current outstanding liabilities it is unlikely you will receive any distribution.

Summary of the Plan of Dissolution and Dissolution Process

In connection with the Assignment and Dissolution, we are required by Delaware Law to pay or provide for payment of all of our liabilities and obligations, including making reasonable provision for the payment of contingent obligations. After filing a certificate of dissolution with the Delaware Secretary of State, we shall not engage in any business activities except for the purpose of winding up and liquidating our business and affairs, including, but not limited to:

●	prosecuting and defending suits, whether civil, criminal or administrative, by or against us;

●	converting our assets into cash or cash equivalents;

●	discharging or making provision for discharging our liabilities;

●	withdrawing from all jurisdictions in which we are qualified to do business;

●	distributing our remaining property, if any, among our stockholders according to their interests; and

●	doing every other act necessary to wind up and liquidate our business and affairs, but not for the purpose of continuing the business for which we were organized.

Delaware Law provides that, following the approval of the Assignment and Dissolution, including the Plan of Dissolution, by our stockholders, our Board may take such actions as it deems necessary in furtherance of our dissolution and the winding up of our operations and affairs.

Subject to the Assignment process, any liquidating distributions from us, or the Assignee, as applicable, will be made to holders of our common stock according to their holdings as of the Final Record Date. Any such distributions to holders of our common stock will be in complete redemption and cancellation of all of the outstanding shares of our capital stock.

While we do not currently propose transferring our assets to a liquidating trust, we may do so if deemed appropriate by our Board, based on advice of our legal, tax and accounting advisors. We may, for example, transfer assets to a liquidating trust if we are unable to complete the Dissolution within the initial three-years. However, as explained in this proxy statement, assuming approval of the Assignment and Dissolution Proposal, all or substantially all of our assets will be assigned to an Assignee who will liquidate such assets for the benefit of our creditors.

During our Dissolution, we will pay certain of our officers, directors, employees, independent contractors and agents, or any of them, compensation for services rendered in connection with the implementation of the Plan of Dissolution. See the section of this proxy statement captioned “Interests of Certain Persons in the Assignment and Dissolution.” Such compensation is not expected to be materially different from the compensation that would be paid to an outside party for similar services. Our directors and officers may be entitled to indemnification and insurance coverage from us. We will also continue to indemnify our officers, directors, employees, independent contractors and agents to the maximum extent specified under existing agreements and in accordance with applicable law, our certificate of incorporation and Bylaws and any contractual arrangements, for actions taken in connection with the implementation of the Plan of Dissolution.

By approving Assignment and Dissolution Proposal, stockholders will be granting our Board the authority to modify, amend or abandon the Plan of Dissolution, without further action by stockholders and to the extent permitted by Delaware Law, if it determines that such action would be in our best interests and those of our stockholders.

Why are we proposing that stockholders approve the Assignment and Dissolution?

Since inception, we have experienced recurring operating losses and negative cash flows and we expect to continue to generate operating losses and consume significant cash resources for the foreseeable future. While we had a cash and cash equivalents balance of $5.9 million consisting of cash and investments in highly liquid U.S. money market funds as of September 30, 2024, we do not expect our cash and cash equivalents to be sufficient to continue as a going concern for any significant period of time.

Although we are currently exploring various strategic alternatives, including strategic partners and financing opportunities, it is unlikely that these strategic alternatives will be successful in the next few weeks prior to our cash position getting to the point that we will need to pursue our winding down and dissolution. To date, we have been unable to secure additional equity, debt or other financing and have been unsuccessful in our efforts to attract a buyer for our business.

Our Board has deemed it advisable and in our best interests and those of our stockholders to seek stockholder approval to effect an assignment for the benefit of creditors followed by a voluntary dissolution and liquidation. Our Board believes that as compared to a filing under federal bankruptcy laws, the Assignment and Dissolution may present the best opportunity for recovery for our creditors and also may provide an opportunity for future payments to our stockholders, although payments to stockholders are unlikely.

What vote of stockholders is required to approve the Assignment and Dissolution?

Approval of the Assignment and Dissolution, including the Plan of Dissolution, requires the affirmative vote of a majority of the voting power of the shares of our common stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock (each respectively voting on an as-converted to common stock basis, subject to applicable Voting Caps) entitled to vote thereon to be approved.

In addition, the written consent or affirmative vote of the holders of a majority of the outstanding shares of Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock (each consenting or voting separately as a class) shall also be required to effect the Assignment and Dissolution.

When will the Assignment and Dissolution be completed?

We anticipate that the Assignment, if effected by our board of directors, will occur shortly after the date of the Special Meeting. Approval of the Assignment and Dissolution Proposal includes authorization for our Board to abandon the Assignment and Dissolution.

What will our business be after completion of the Assignment and Dissolution?

Upon the completion of the Assignment and Dissolution, we will cease all business activities except those relating to winding up and liquidating our business and affairs.

Will I receive anything in this transaction?

Based upon information available at this time, it is unlikely that any amounts will be available to holders of our common stock in connection with, or as a result of, the Assignment and Dissolution. While we had total liabilities of $9.7 million and total assets of $13.6 million at September 30, 2024, we have incurred other liabilities subsequent to September 30, 2024. Additionally, certain series of our preferred stock have liquidation preferences that would require the payment of approximately $18.3 million before distributions can be made to holders of our common stock. Further, certain of our warrants and preferred investment options include provisions that, in the event of certain fundamental transactions, including an assignment of substantially all of our assets, provide the holders of such warrants and preferred investment options with the right to require us, or the successor company in such transaction, to repurchase any unexercised portion of such warrants or preferred investment options from the holder at their Black Scholes Value. In some circumstances this repurchase must be made in cash. Any distributions made to holders of our common stock, following the distributions made to creditors to satisfy our obligations and any distribution to our preferred stockholders to satisfy liquidation preferences, will be made pro rata according to their holdings as of the Final Record Date.

Do I have appraisal rights in connection with the Assignment and Dissolution?

No. Under Delaware Law, holders of our common stock are not entitled to appraisal rights in connection with the Assignment and Dissolution.

Will we continue as a public company?

Upon completion of the Assignment and Dissolution, we intend to delist our shares from trading on Nasdaq (if we have not already been delisted by Nasdaq prior to that time) and terminate our status as a reporting company with the SEC.

REASONS FOR THE DISSOLUTION; RECOMMENDATION OF OUR BOARD OF DIRECTORS

Our Board has determined that the Assignment and Dissolution is in our best interests and those of our stockholders, and it has approved the Assignment and Dissolution. In the course of determining whether the Assignment and Dissolution is in our best interests and those of our stockholders, our Board consulted with our management and considered a number of factors in making its determination, including the following:

●	Our financial projections and our continuing negative cash flow;
●	Our overall debts;
●	The estimated costs to continue to develop our Lumivascular platform, including to target coronary markets;
●	Our inability to continue to fund our existing operations with our current cash flow;
●	Our inability to raise additional capital;
●	Our inability to attract a purchaser willing to acquire us or substantially all of our assets;
●	The current level of competition in the medical device industry; and
●	General economic conditions.

Our Board also considered the following risks in arriving at its conclusion that the Assignment and Dissolution is in our best interests and those of our stockholders:

●	the uncertainty of the timing, nature and amount of any distributions to stockholders;
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the possibility that the Assignment and Dissolution would not yield distributions to stockholders in excess of the amount that stockholders could have received upon a sale or other transaction involving us or a sale of shares on the open market; and

●

the possibility that certain of our executive officers and directors may have financial interests in the Assignment and Dissolution that may be different from, or in addition to, the interests of our stockholders generally.

Additionally, after seeking potential funding sources and other ways to continue to operate our business, we have been unable to find a viable alternative to the Assignment and Dissolution. Our Board believes that as compared to a filing under federal bankruptcy laws, the Assignment and Dissolution may present the best opportunity for recovery for our creditors and also may provide an opportunity for future payments to our stockholders. Our Board did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to the factors considered in connection with its determination. In addition, our Board did not undertake to make any specific determination as to whether any particular factor was essential to its ultimate determination, but rather our Board conducted an overall analysis of the factors described above.

CONSEQUENCES TO STOCKHOLDERS

Based upon information available at this time, it is unlikely that any amounts will be available to holders of our common stock in connection with, or as a result of, the Assignment and Dissolution.

We intend to close our stock transfer books and discontinue recording transfers of shares of our common stock on the Final Record Date, and thereafter certificates representing shares of our common stock will not be assignable or transferable on our books except by will, intestate succession or operation of law. After the Final Record Date, we will not issue any new stock certificates, other than replacement certificates. It is anticipated that no further trading of our shares will occur after the Final Record Date. As a result, we expect that our stockholders will have no readily available means to dispose of their shares following the Assignment and Dissolution.

REGULATORY APPROVALS

We are not aware of any U.S. federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the Assignment and Dissolution, except for filing the certificate of dissolution with the Delaware Secretary of State, compliance with applicable SEC regulations in connection with this Proxy Statement and compliance with applicable state law.

INTEREST OF CERTAIN PERSONS IN THE DISSOLUTION

Our preferred stock has liquidation preferences that would require the payment of up to approximately $18.3 million before distributions can be made to holders of our common stock in the event of any dissolution, liquidation or winding up. Holders of certain series of preferred stock have voting rights at the Special Meeting, do not have to abstain under Delaware Law, and will be voting their shares on an as-converted basis on this proposal.

As of the record date, the total voting power eligible to vote at the Special Meeting is 6,601,555 votes, voting rights of our Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock account for 3,292,125 votes.

Certain of our executive officers and directors may have financial interests in the Assignment and Dissolution that may be different from, or in addition to, the interests of our stockholders generally. In particular:

•

Our directors and officers may be entitled to indemnification and insurance coverage from us. We will also continue to indemnify our officers, directors, employees, independent contractors and agents to the maximum extent specified under existing agreements and in accordance with applicable law, our certificate of incorporation and Bylaws and any contractual arrangements, for actions taken in connection with the implementation of the Assignment and Dissolution. Our Board is authorized to obtain and maintain insurance as may be necessary, appropriate or advisable to satisfy such indemnification obligations, including seeking an extension in time and coverage of our insurance policies currently in effect.

•

Prior to effecting the Assignment and Dissolution, we will pay certain of our officers, directors, service providers and agents, or any of them, compensation for services rendered in connection with the implementation of the Assignment and Dissolution.

•	If our Board effects the Assignment, one of more members of our Board may resign as our directors.

•	The Assignee may retain certain of our executive officers or employees to effect the Assignment and Dissolution.

•	Entities affiliated with our officers or directors may seek to acquire the assets of the Company in connection with the Assignment.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ASSIGNMENT AND DISSOLUTION

The following is a summary of certain material U.S. federal income tax consequences of the Assignment and Dissolution that will generally be applicable to the holders of the Company’s common stock if the stockholders approve the Assignment and Dissolution and if the Assignment and Dissolution is effected. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may arise from or relate to the Assignment and Dissolution, if approved and effected. In addition, this summary does not take into account the individual facts and circumstances of any particular holder of common stock that may affect the U.S. federal income tax consequences to such stockholder, including, without limitation, specific tax consequences to a stockholder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular holder of common stock. This summary does not address the U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to holders of common stock of the Assignment and Dissolution, if approved and effected. In addition, except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. Each holder of common stock should consult their own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the Assignment and Dissolution, if approved and effected. This summary does not discuss any tax consequences to holders of Series A-1 Preferred Stock, Series B Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series H Preferred Stock, or any warrants, options or other convertible securities to acquire such stock. Holders of such securities should consult their own tax advisors regarding the tax consequences of the Assignment and Dissolution, if approved and effected.

No legal opinion from legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Assignment and Dissolution, if approved, and effected. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary.

Scope of this Summary

Authorities

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. Except as provided herein, this summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a stockholder beneficially holding common stock of the Company that is for U.S. federal income tax purposes:

●	An individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●

a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Stockholders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to stockholders that are subject to special provisions under the Code, including, but not limited to stockholders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own stock of the Company as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquired stock of the Company in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold stock other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are subject to the alternative minimum tax; (i) are subject to special tax accounting rules with respect to their stock in the Company; (j) are partnerships or other “pass-through” entities (and partners or other owners thereof); (k) are S corporations (and shareholders thereof); (l) are U.S. expatriates or former long-term residents of the United States subject to Section 877 or 877A of the Code; (m) are U.S. Holders that hold stock of the Company in connection with a trade or business, permanent establishment, or fixed base outside the United States or that are subject to taxing jurisdictions other than, or in addition to, the United States with respect to the stock of the Company; (n) own or have owned or will own (directly, indirectly, or by attribution) 5% or more of the outstanding stock of the Company; (o) hold stock of the Company as “qualified small business stock” under Section 1202 of the Code or “section 1244 stock” under Section 1244 of the Code; (p) are corporations organized outside the United States, any state thereof, or the District of Columbia that are nonetheless treated as U.S. persons for U.S. federal income tax purposes; (q) are regulated investment companies or real estate investment trusts; (r) are pension plans; (s) are controlled foreign corporations, passive foreign investment companies, or corporations that accumulate earnings to avoid U.S. federal income tax; or (t) have treated their Company common stock as worthless prior to the adoption and effecting of the Assignment and Dissolution. Stockholders that are subject to special provisions under the Code, including, but not limited to, stockholders described immediately above, should consult their own tax advisors regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal net investment income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences relating to the Assignment and Dissolution, if approved and effected.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds stock of the Company, the U.S. federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participant). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the Assignment and Dissolution, if approved and effected.

EACH AVINGER STOCKHOLDER SHOULD CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO SUCH STOCKHOLDER AS A RESULT OF THE ASSIGNMENT AND DISSOLUTION, AND ANY FEDERAL NON-INCOME, STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES RELEVANT TO SUCH STOCKHOLDER AS A RESULT OF THE ASSIGNMENT AND DISSOLUTION, IF APPROVED AND EFFECTED.

U.S. Federal Income Taxation of U.S. Holders

Under U.S. federal income tax law, if stock becomes worthless, the resulting loss is treated as a loss from the sale or exchange of a capital asset on the last day of the tax year during which the stock first becomes worthless. Stock is generally treated as worthless if there is no current liquidating value, no reasonable hope and expectation that the stock will become valuable at some future time and there is an identifiable event establishing the worthlessness of the stock.

Upon completion of the Assignment and Dissolution, the Company expects that its shares will be delisted from trading on Nasdaq (if the Company’s shares have not already been delisted by Nasdaq prior to that time). If U.S. Holders do not receive any liquidating distributions, it is likely that the Assignment will be the identifiable event that establishes the worthlessness of the stock of the Company, and that each U.S. Holder should recognize a capital loss equal to the U.S. Holder’s adjusted tax basis in the U.S. Holder’s shares of common stock. For purposes of determining a U.S. Holder’s holding period in the Company’s common stock, and whether the capital loss is a long-term or a short-term capital loss, a U.S. Holder’s holding period should be determined as if the common stock were sold on the last day of the U.S. Holder’s taxable year (December 31 for individual U.S. Holders).

If certain requirements of Section 1244 of the Code are met, a U.S. Holder that is an individual or partnership may be able to claim an ordinary loss as a result of the Assignment and Dissolution and stock worthlessness rather than a capital loss with respect to such U.S. Holder’s Company common stock. Among these requirements are that such Company stock was purchased by the U.S. Holder for cash or other property before the Company received aggregate contributions of money or other property for its stock, as a contribution to capital and as paid-in surplus, of $1,000,000. Other requirements include, for example, the requirement that the Company, during the Company’s most recent five taxable years, has derived more than fifty percent of its aggregate gross receipts from sources other than royalties, rents, dividends, interest, annuities and sales or exchanges of stock or securities. Amounts treated as an ordinary loss under these rules, if any, are limited to $100,000 in the case of spouses filing a joint income tax return and $50,000 in all other cases. U.S. Holders who believe that these rules may apply to them should consult with their own tax advisors regarding the potential applicability of Section 1244 of the Code to a loss resulting from the Assignment and stock worthlessness.

Assuming the Company’s stockholders approve the Assignment and Dissolution and the Assignment and Dissolution is effected, amounts (if any) received by U.S. Holders pursuant to the Dissolution should be treated as full payment in exchange for their shares of the Company’s common stock; provided that if the Dissolution occurs in a year subsequent to the Assignment and if a U.S. Holder has treated the Assignment and other events as establishing worthlessness, then the U.S. Holder should consider filing an amended return to undo the effect of the worthless stock loss and report a gain or loss solely with respect to the subsequent year’s distribution pursuant to the Dissolution. As a result of the Dissolution, a U.S. Holder generally will recognize gain or loss equal to the difference between (i) the sum of the amount of cash and the fair market value (at the time of distribution) of any other property distributed to the U.S. Holder with respect to each share (including distributions to any liquidating trust, as discussed below), less any liabilities assumed by the U.S. Holder or to which the distributed property is subject, and (ii) the U.S. Holder’s adjusted tax basis in the shares of the Company’s common stock. If a U.S. Holder owns shares of common stock acquired at different times or for different prices, gain or loss is calculated separately for each such block of shares of common stock.

Liquidating distributions are first applied against, and reduce, the U.S. Holder’s adjusted tax basis in its shares, or block of shares, of the Company’s common stock before recognizing any gain or loss. If the Company makes more than one liquidating distribution, a U.S. Holder will recognize gain to the extent the aggregate liquidating distributions (including a constructive distribution in the case of a transfer of assets to a liquidating trust or trusts) allocated to a share, or block of shares, of the Company’s common stock exceed the U.S. Holder’s adjusted tax basis with respect to that share or block of shares. Any loss will generally be recognized only when the final distribution from the Company has been received, and then only if the aggregate value of all liquidating distributions (including a constructive distribution in the case of a transfer of assets to a liquidating trust or trusts) with respect to a share or block of shares is less than the U.S. Holder’s tax basis for that share or block of shares. Gain or loss recognized by a U.S. Holder will be long-term capital gain or loss if the shares have been held for more than one year. Certain U.S. Holders, including individuals, may qualify for preferential tax rates on long-term capital gains. The deductibility of capital losses is subject to certain limitations. For a discussion of the U.S. federal income tax treatment of gain or loss from a liquidating distribution received by Non-U.S. Holders (as defined below), see “Non-U.S. Holders” below.

If the Company makes a distribution of property other than cash to a U.S. Holder, such U.S. Holder’s tax basis in such property immediately after the distribution will be the fair market value of such property at the time of distribution. After the close of the Company’s taxable year during which a liquidating distribution was made, the Company will provide U.S. Holders and the IRS with a statement of the amount of cash distributed to the Company’s U.S. Holders and the Company’s best estimate as to the value of any property distributed during that year. There is no assurance that the IRS will not challenge the Company’s valuation of any property. As a result of such a challenge, the amount of gain or loss recognized by U.S. Holders might change. Distributions of property other than cash to U.S. Holders could result in tax liability to any given U.S. Holder exceeding the amount of cash received, requiring the U.S. Holder to meet the tax obligations from other sources or by selling all or a portion of the assets received. If the Company opts to use a trust, the timing of distributions to U.S. Holders will be as described below under the heading “Liquidating Trusts.”

If a U.S. Holder is required to satisfy any liability not fully paid by the Company (see the section of this proxy statement captioned “Liabilities”), payments by U.S. Holders in satisfaction of such liabilities should generally result in a capital loss in the year paid, which, in the hands of individual U.S. Holders, cannot be carried back to prior years to offset capital gains realized from a liquidating distribution in those years.

If the Company’s stockholders do not approve the Assignment and Dissolution, any distributions received by U.S. Holders will be treated as a non-liquidating distribution. Such distribution will be taxable to U.S. Holders as a dividend for U.S. federal income tax purposes to the extent paid out of the Company’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Dividends paid to non-corporate U.S. Holders are generally taxed at long-term capital gains rates provided certain holding periods are met. Non-liquidating distributions in excess of current or accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of a U.S. Holder’s basis in shares of the Company’s common stock and thereafter as either long-term or short-term capital gain, depending on the U.S. Holder’s holding period for such shares of common stock.

Non-U.S. Holders

For purposes of this paragraph, a “Non-U.S. Holder” is a holder of common stock that is not a U.S. Holder and is not a partnership.

Distributions made pursuant to the Dissolution to a Non-U.S. Holder will be treated as received by the Non-U.S. Holder in exchange for the Non-U.S. Holder’s shares of the Company’s common stock. The amount of any such distribution allocable to a block of shares of the Company’s common stock owned by the Non-U.S. Holder will reduce the Non-U.S. Holder’s tax basis in such shares, but not below zero. Any excess amount allocable to such shares will be treated as capital gain. A Non-U.S. Holder will not be subject to U.S. federal income tax on any such gain unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	the Company’s common stock constitutes a U.S. real property interest by reason of the Company’s status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. The Company does not believe it is or has been a USRPHC during the applicable period. Because the determination of whether the Company is a USRPHC depends on the relative fair market values of its assets, there can be no assurance it currently is not a USRPHC or will not become one in the future. If the Company is or were to become a USRPHC, Non-U.S. Holders generally would be subject to U.S. federal income tax on gain arising from the liquidating distributions in the same manner as if such Non-U.S. Holder were a United States person as defined in the Code, and a 15% withholding tax would apply to the gross proceeds from the disposition of the Company’s common stock by Non-U.S. Holders.

If the Company’s stockholders do not approve the Assignment and Dissolution, any distributions will be taxable as a dividend for U.S. federal income tax purposes to the extent paid out of the Company’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes. Dividends received by Non-U.S. Holders may be subject to U.S. withholding tax at a rate of 30% or such lower rate as is established under an applicable treaty. Non-liquidating distributions in excess of current or accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of (and in reduction of) a Non-U.S. Holder’s adjusted tax basis in shares of the Company’s common stock and thereafter as either long-term or short-term capital gain, depending on the Non-U.S. Holder’s holding period for such shares of common stock.

Non-U.S. Holders should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. income and other tax consequences of the receipt of liquidating distributions from the Company.

Backup Withholding

In order to avoid “backup withholding” of U.S. federal income tax on payments to the Company’s U.S. Holders, each U.S. Holder must, unless an exception applies, provide such U.S. Holder’s correct taxpayer identification number (“TIN”) on IRS Form W-9 (or, if applicable, another withholding form) and certify under penalties of perjury that such number is correct and that such U.S. Holder is not subject to backup withholding. If a U.S. Holder fails to provide the correct TIN or certification, payments received may be subject to backup withholding at the rate applicable at the time. Payments to Non-U.S. Holders may be subject to backup withholding unless such Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or W-8BEN-E or another appropriate version of IRS Form W-8. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund generally may be obtained from the IRS, provided that the required information is properly furnished in a timely manner to the IRS. Stockholders should consult their own tax advisors regarding the applicability of backup withholding in their particular circumstances.

Liquidating Trusts

If the Company transfers assets to a liquidating trust or trusts for the benefit of the stockholders, the Company intends to treat the liquidating trust or trusts as a grantor trust of the stockholders. In general, this treatment would mean that the stockholders would be the beneficial owners of the assets and income of the liquidating trust or trusts. The transfer of assets by the Company to a liquidating trust or trusts will be treated as distributions in liquidation of the stockholder’s shares, or block of shares, of the Company’s common stock. If the Company has made any liquidating distributions prior to transferring assets to a liquidating trust or trusts, the transfer of assets will be considered the final distribution to stockholders. The stockholders will be treated for U.S. federal income tax purposes as having received a liquidating distribution at the time the Company transfers assets to the liquidating trust or trusts equal to their pro rata shares of cash, and, as applicable, the fair market value of property other than cash, transferred to the liquidating trust or trusts, reduced by the amount of liabilities assumed by the liquidating trust or trusts or to which the property transferred is subject, and then having contributed the cash and property to the liquidating trust or trusts. The U.S. federal income tax consequences of the constructive distribution to a stockholder are the same as those described above.

The liquidating trust or trusts themselves will not be subject to U.S. federal income tax. The stockholders will be treated as owners of the liquidating trust or trusts. As owners of the trust or trusts, stockholders must take into account for U.S. federal income tax purposes their allocable portion of any income, gain, expense or loss recognized by the liquidating trust or trusts, whether or not they receive any actual distributions from the liquidating trust or trusts. Accordingly, stockholders should be aware that they may be subject to tax without the receipt of cash or property. Stockholders, however, will not be subject to tax when distributions are actually made by the liquidating trust.

The tax consequences of the Assignment and Dissolution may vary depending upon the particular circumstances of each stockholder. The Company recommends that each stockholder consult their own tax advisor regarding the U.S. federal income tax consequences, as well as the federal non-income, state, local and non-U.S. tax consequences, of the Assignment and Dissolution.

VOTE REQUIRED

Approval of the Assignment and Dissolution, including the Plan of Dissolution, requires the affirmative vote of a majority of the voting power of the shares of our common stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock (each respectively voting on an as-converted to common stock basis, subject to their Voting Caps) entitled to vote thereon and the written consent or affirmative vote of the holders of a majority of the outstanding shares of Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock (each consenting or voting separately as a class) to be approved. Abstentions will have the same effect as a vote “against” the proposal. Broker non-votes of common stock will count as votes against this proposal. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL ASSIGNMENT AND DISSOLUTION.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO CONTINUE TO SOLICIT VOTES IN FAVOR OF THE ASSIGNMENT AND DISSOLUTION PROPOSAL

Overview

In order to ensure that approval of the foregoing proposal is obtained, our Board wishes to seek approval of a proposal to adjourn the meeting, if necessary, to continue to solicit votes in favor of the Assignment and Dissolution proposal.

Approval of the Adjournment and Dissolution Proposal could mean that, in the event we receive proxies indicating that a majority of the number of outstanding shares of our common stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock will vote against the Assignment and Dissolution Proposal, we could adjourn or postpone the Special Meeting without a vote on the proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the proposal.

Vote Required

The approval of the adjournment of the Special Meeting, if necessary, to continue to solicit votes in favor of the Adjournment and Dissolution Proposal requires the affirmative vote of a majority of the voting power of the shares of our common stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock (each respectively voting on an as-converted to common stock basis, subject to their Voting Caps) present in person or by proxy at the Special Meeting and entitled to vote thereon to be approved. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal. If a proxy card is signed and returned but no direction is made, the persons named in your proxy will vote your shares “FOR” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO CONTINUE TO SOLICIT VOTES IN FAVOR OF THE ASSIGNMENT AND DISSOLUTION PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our capital stock as of December 6, 2024 for:

●	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our named executive officers;

●	each of our directors and nominees for director; and

●	all of our current executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of our capital stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 3,309,430 shares of our common stock outstanding (including 112,459 unvested restricted stock awards) as of December 6, 2024. In computing the number of shares of our capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options, RSAs, or RSUs held by the person that are currently exercisable, exercisable or vests within 60 days of December 6, 2024. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Avinger, Inc., 400 Chesapeake Drive, Redwood City, California 94063. The information provided in the table is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage

Named Executive Officers and Directors:

Jeffrey M. Soinski(1)	58,959	1.8%
Himanshu Patel(2)	71,395	2.1%
Nabeel Subainati(3)	4,551	*
James G. Cullen(4)	29,905	*
James B. McElwee(5)	29,895	*
Tamara N. Elias(6)	29,962	*
Jonathon Zhong Zhao(7)	2,047,479	38.8%
All executive officers, directors and director nominees as a group (7 individuals)(8)	2,272,146	42.8%

5% or More Beneficial Owners

Zylox-Tonbridge Medical Technology Co., Ltd.(7)	2,047,479	38.8%
CRG Partners III L.P.(9)	367,306	9.99%
Armistice Capital Master Fund Ltd.(10)	367,306	9.99%

*	Represents ownership of less than 1%

(1)

Consists of (i) 50,622 shares of our common stock held of record by Mr. Soinski, (ii) 4 shares of our common stock issuable upon exercise of options exercisable within 60 days of December 6, 2024, and (iii) 8,333 shares of our common stock underlying RSAs, all of which vest within 60 days of December 6, 2024, which currently include voting rights equivalent to common stock.

(2)

Consists of (i) 36,277 shares of our common stock held of record by Mr. Patel, (ii) warrants to purchase 17 shares of our common stock, (iii) 1 share of common stock issuable upon exercise of options exercisable within 60 days of December 6, 2024, (iv) 30,100 shares of our common stock that are issuable upon the conversion of shares of Series B preferred stock that are immediately convertible to common stock and (v) 5,000 shares of our common stock underlying RSAs, all of which vest within 60 days of December 6, 2024, which currently include voting rights equivalent to common stock.

(3)

Consists of (i) 1,718 shares of our common stock held of record by Mr. Subainati and (ii) 2,833 shares of our common stock underlying RSAs, all of which vest within 60 days of December 6, 2024, which currently include voting rights equivalent to common stock.

(4)

Consists of (i) 4,298 shares of our common stock held of record by the James Cullen Generation Skipping Family Trust, and (ii) 10 shares of our common stock issuable upon exercise of options exercisable within 60 days of December 6, 2024, and (iii) 25,597 shares of our common stock underlying RSAs, all of which vest within 60 days of December 6, 2024, which currently include voting rights equivalent to common stock. Mr. Cullen has sole voting and dispositive power with respect to shares held by James Cullen Generation Skipping Family Trust. Mr. Cullen does not have a pecuniary interest in the James Cullen Generation Skipping Family Trust.

(5)

Consists of (i) 4,298 shares of our common stock held of record by Mr. McElwee and (ii) 25,597 shares of our common stock underlying RSAs, all of which vest within 60 days of December 6, 2024, which currently include voting rights equivalent to common stock.

(6)

Consists of (i) 4,365 shares of our common stock held of record by Mrs. Elias, and (ii) 25,597 shares of our common stock underlying RSAs, all of which vest within 60 days of December 6, 2024, which currently include voting rights equivalent to common stock.

(7)

Consists of 75,327 shares of our common stock issued and 1,972,152 shares of our common stock issuable upon the conversion of shares of Series F Preferred Stock held by Zylox-Tonbridge Medical Technology Co., Ltd. (“Zylox”). Jonathon Zhong Zhao has shared voting and dispositive power over the reported shares. The address of Zylox is 270 Shuyun Road, Hangzhou, F4, 310000.

(8)

Consists of (i) 176,905 shares of our common stock, (ii) warrants to purchase 17 shares of our common stock, (iii) 15 shares of our common stock issuable upon exercise of options exercisable within 60 days of December 6, 2024, (iv) 30,100 shares of our common stock that are issuable upon the conversion of shares of Series B preferred stock that are immediately convertible to common stock, (v) 1,972,152 shares of our common stock issuable upon the conversion of shares of Series F Preferred Stock and (vi) 92,957 shares of our common stock underlying RSAs, all of which vest within 60 days of December 6, 2024, which currently include voting rights equivalent to common stock.

(9)

Consists of shares of our common stock issuable upon conversion of shares of Series A-1 Preferred Stock, Series E Preferred Stock and Series H Preferred Stock held by CRG Partners III L.P. (“CRG”). The share numbers above represent the maximum number of shares of our common stock issuable upon the conversion of CRG’s preferred stock pursuant to the Certificate of Designation for the Series A-1 Preferred Stock, the Certificate of Designation for the Series E Preferred Stock and the Certificate of Designation for the Series H Preferred Stock as a result of the blocker provision of the Certificates of Designation described in the following sentence. Nathan D. Hukill, CR Group L.P., CRG Partners III L.P., CRG Partners III Parallel Fund “A” L.P., CRG Partners III (Cayman) Unlev AIV I L.P., CRG Partners III (Cayman) Lev AIV I L.P., and CRG Partners III Parallel Fund “B” (Cayman) L.P. have shared voting and dispositive power over the reported shares. The address of CRG is 400 Chesapeake Drive, Redwood City, CA 94063.

(10)

Represents 2,111,000 pre-funded warrants to purchase shares of our common stock directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), which may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The pre-funded warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the Master Fund from exercising that portion of the warrants that would result in the Master Fund and its affiliates owning, after exercise, a number of shares of our common stock in excess of the beneficial ownership limitation. The Master Fund also holds (i) Series A-1 warrants to purchase up to an aggregate of 3,313,253 shares of our common stock, (ii) Series A-2 warrants to purchase up to an aggregate of 3,313,253 shares of our common stock, and (iii) Series A-3 warrants to purchase up to an aggregate of 3,313,253 shares of our common stock, all of which are subject to a 4.99% beneficial ownership limitation. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

OTHER MATTERS

The Board knows of no other matters to be presented for action at the Special Meeting. If any additional matters are properly presented at the Special Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of our common stock be represented at the Special Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.

THE BOARD OF DIRECTORS
Redwood City, California
December , 2024

APPENDIX A

PLAN DISSOLUTION
OF
AVINGER, INC.

This Plan of Complete Liquidation and Dissolution (the “Plan”) is intended to accomplish the complete liquidation and dissolution of Avinger, Inc., a Delaware corporation (such corporation or a successor entity, the “Company”), in accordance with Sections 280 and 281(a) of the General Corporation Law of the State of Delaware (the “DGCL”).

1.

Approval of Plan. The Board of Directors of the Company (the “Board”) has adopted this Plan and presented the Plan to the Company’s stockholders to take action on the Plan. If the Plan is adopted by the requisite vote of the Company’s stockholders, the Plan shall constitute the adopted Plan of the Company.

2.

Certificate of Dissolution. Subject to Section 15 hereof, after the stockholders of the Company approve the dissolution of the Company, the Company shall file with the Secretary of State of the State of Delaware a certificate of dissolution (the “Certificate of Dissolution”) in accordance with the DGCL at such time as determined by the Board in its sole discretion (the time of such filing, or such later time as stated therein, the “Effective Time”).

3.

Cessation of Business Activities. After the Effective Time, the Company shall not engage in any business activities except to the extent necessary to preserve the value of its assets, wind up its business affairs and distribute its assets in accordance with this Plan.

4.

Continuing Employees and Consultants. For the purpose of effecting the dissolution of the Company, the Company may hire or retain such employees, consultants and advisors as the Company deems necessary or desirable to supervise or facilitate the dissolution and winding up of the Company.

5.

Dissolution Process. Subject to the power of the Board to abandon or delay the dissolution and proposed implementation of this Plan as described in Section 15 below, the Company shall complete the following corporate actions:

a.         Liquidation of Remaining Assets. The Company shall collect, assemble or otherwise liquidate all of the Company’s remaining property and assets (if any), the collection of accounts receivable and sale or other disposition of any remaining tangible assets, in one or more transactions upon such terms and conditions as the Company, in its absolute discretion, deem expedient and in the best interests of the Company and the stockholders and creditors of the Company, without any further vote or action by the Company’s stockholders.

b.         Payment of Obligations. The Company to the extent possible shall pay or, as determined by the Board, make reasonable provision to pay, all claims and obligations, including all contingent, conditional, unmatured claims known to the Company, and make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Board are likely to arise or to become known to the Company within ten (10) years after the date of dissolution. The Company shall pay or provide for the payment of any severance and other compensation claims and payment of all accounts payable to third parties. If and to the extent deemed necessary, appropriate or desirable by the Board, in its sole and absolute discretion, the Company shall establish and set aside such additional amounts (the “Contingency Reserve”) determined by the Board as are reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen by that, based on facts known to the Company are likely to arise or to become known to the Company within ten (10) years after the date of dissolution including, without limitation, tax obligations not yet due and payable, claims for indemnification or claims that are the subject of pending litigation and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan. No distributions will be made to stockholders based on their stock until all obligations and liabilities are paid in full.

6.

Liquidating Trust. If deemed necessary, appropriate or desirable, the Board, in its absolute discretion, may for any reason transfer any or all of the assets and liabilities of the Company to a liquidating trust established for the benefit of the Company’s creditors and stockholders. The Board may also appoint one or more individuals or entities to act as trustee or trustees of such liquidating trust or trusts (the “Trustee” or the “Trustees”). Any Trustees appointed as provided in the preceding sentence shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in their capacity as Trustees, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities. The Company, as authorized by the Board, in its absolute discretion, may enter into a liquidating trust agreement or agreements with the Trustees, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable. Adoption of this Plan by the holders of the requisite vote of the holders of the outstanding capital stock of the Company shall constitute the approval of the stockholders of any such appointment and any such liquidating trust agreement or agreements as their act and as a part hereof as if herein written.

7.

Cancellation of Stock. The distributions to the Company’s stockholders pursuant to Section 5 hereof shall be deemed to be in complete cancellation of all of the outstanding shares of capital stock of the Company as of the date that the continuation of the Company’s legal existence terminates in accordance with Section 278 of the DGCL. From and after the Effective Time, and subject to applicable law, each holder of outstanding shares of capital stock of the Company shall cease to have any rights in respect thereof, except the right to receive distributions, if any, pursuant to and in accordance with Section 5 hereof and applicable law. As a condition to receipt of any distribution to the Company’s stockholders, the Company or the Trustee may require the Company’s stockholders to (i) surrender their certificates evidencing their shares of capital stock to the Company or the Trustee, or (ii) furnish the Company or Trustee with evidence satisfactory to the Company or Trustee of the loss, theft or destruction of such certificates, together with such surety bond or other security or indemnity as may be required by and satisfactory to the Company or Trustee. The Company will close its stock transfer books and discontinue recording transfers of shares of capital stock of the Company at the Effective Time, and thereafter any certificate representing shares of capital stock of the Company will not be assignable or transferable on the books of the Company except by will, intestate succession, operation of law or upon the dissolution of a stockholder or its successors.

8.

Conduct of the Company Following Approval of the Plan. Under Delaware law, dissolution is effective upon the filing of a certificate of dissolution with the Secretary of State of the State of Delaware or upon such future effective date as may be set forth in the certificate of dissolution. Section 278 of the DGCL provides that a dissolved corporation shall be continued for the term of 3 years from such dissolution or for such longer period as the Court of Chancery shall in its discretion direct, bodies corporate for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against it, and of enabling it gradually to settle and close its business, to dispose of and convey its property, to discharge its liabilities and to distribute to its stockholders any remaining assets, but not for the purpose of continuing the business for which the corporation was organized. With respect to any action, suit or proceeding begun by or against the corporation either prior to or within 3 years after the date of its dissolution, the action shall not abate by reason of the dissolution of the corporation; the corporation shall, solely for the purpose of such action, suit or proceeding, be continued as a body corporate beyond the 3-year period and until any judgments, orders or decrees therein shall be fully executed, without the necessity for any special direction to that effect by the Court of Chancery. The powers of the officers and directors of the Company shall continue during this time period in order to allow them to take the necessary steps to wind-up the affairs of the corporation.

9.

Absence of Appraisal Rights. Under Delaware law, the Company’s stockholders are not entitled to appraisal rights for shares of capital stock of the Company in connection with the transactions contemplated by the Plan.

10.

Abandoned Property. If any distribution to a stockholder cannot be made, whether because the stockholder cannot be located, has not surrendered its certificate evidencing the capital stock as required hereunder or for any other reason, the distribution to which such stockholder is entitled shall be transferred, at such time as the final liquidating distribution is made by the Company, to the official of such state or other jurisdiction authorized by applicable law to receive the proceeds of such distribution. The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

11.

Stockholder Consent to Sale of Assets. Adoption of this Plan by the requisite vote of the stockholders of the Company shall constitute the approval of the stockholders of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition that are conditioned on adoption of this Plan.

12.

Expenses of Dissolution. In connection with and for the purposes of implementing and assuring completion of this Plan, the Company or the Trustee may pay any brokerage, agency, professional and other fees and expenses of persons rendering services to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of this Plan.

13.

Compensation. In connection with and for the purpose of implementing and assuring the completion of this Plan, the Company or the Trustee may pay the Company’s officers, directors, employees, agents and representatives, or any of them, compensation or additional compensation above their regular compensation, including pursuant to severance and retention agreements, in money or other property, in recognition of the extraordinary efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the implementation of this Plan. Adoption of this Plan by the stockholders of the Company shall constitute the approval of the Company’s stockholders of the payment of any such compensation.

14.

Indemnification. The Company shall continue to indemnify its officers, directors, employees, agents and Trustee in accordance with its Amended and Restated Certificate of Incorporation, as amended, Amended and Restated Bylaws, and contractual arrangements as therein or elsewhere provided, the Company’s existing directors’ and officers’ liability insurance policy and applicable law, and such indemnification shall apply to acts or omissions of such persons in connection with the implementation of this Plan and the winding up of the affairs of the Company. The Company and the Trustee are authorized to obtain and maintain insurance as may be necessary to cover the Company’s indemnification obligations.

15.

Modification or Abandonment of the Plan. Notwithstanding authorization of or consent to this Plan and the transactions contemplated hereby by the stockholders of the Company, the Board may modify, amend or abandon this Plan and the transactions contemplated hereby without further action by the stockholders to the extent permitted by the DGCL.

16.

Authorization. The Board is hereby authorized, without further action by the stockholders, to do and perform or cause the officers of the Company to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that are deemed necessary, appropriate or desirable to implement this Plan and the transactions contemplated hereby, including, without limiting the foregoing, all filings or acts required by any state or federal law or regulation to wind up the affairs of the Company.

AVINGER, INC.
400 CHESAPEAKE DRIVE
REDWOOD CITY, CA 94063

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above**
Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 23, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 23, 2025. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

**VOTE IN PERSON**
You may vote in person by attending the Special Meeting. See proxy statement for additional instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60269-S04128 KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.** DETACH AND RETURN THIS PORTION ONLY

**AVINGER, INC.**

| **The Board of Directors recommends you vote FOR Proposals 1 and 2:** | **For** | **Against** | **Abstain** |
|---|---|---|---|
| 1. To approve an assignment for the benefit of creditors followed by a voluntary dissolution and liquidation pursuant to a plan of dissolution, which approval shall include authorization for our board of directors to abandon such assignment and dissolution. | ☐ | ☐ | ☐ |
| 2. To approve the adjournment of the Special Meeting, if necessary, to continue to solicit votes in favor of Proposal 1. | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

**Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:**
The Proxy Statement is available at www.proxyvote.com.

V60270-S04128

**AVINGER, INC.**
**Special Meeting of Stockholders**
**Common Stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock**
**January 24, 2025 1:00 PM Pacific Time**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby appoint(s) Jeffrey M. Soinski and Nabeel Subainati, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock, Series E Preferred Stock, Series F Preferred Stock and Series H Preferred Stock of Avinger, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 1:00 PM Pacific Time on January 24, 2025, at our offices at 400 Chesapeake Drive, Redwood City, California 94063, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**